AGREEMENT


THIS AGEEMENT is made and entered into this & day of 1999, by and between Consortium Service Management Group, Inc., a Texas corporation, hereinafter referred to as "CSMG" and Aardema Dairy, hereinafter referred to as "Customer."

WITNESSETH:

   WHEREAS, CSMG has secured the exclusive worldwide rights to an anaerobic animal waste treatment plant, hereinafter referred to as the "Plant," that processes animal waste into methane, water for flushing and washing up to the level of drinking water purity, if so elected by a customer, removes harmful pathogens, processes the waste to a level that the processed end product is not harmful to the environment, animals or humans and eliminates the need for an animal waste lagoon, hereinafter referred to the "Process;" and

   WHEREAS, the Plant requires and includes buildings, methane powered electric generator, digesters, water treatment equipment, preheaters and other equipment for the processing of the animal waste; and

   WHEREAS, Customer has determined that the Process would be beneficial to Customer's processing of animal waste generated by Customer's dairy; and

   WHEREAS, it is the purpose of this Agreement to set forth the terms and conditions pursuant to which CSMG agrees to construct and operate a Plant for the processing of animal waste generated by Customer's dairy on Customer's real property and for Customer to compensate CSMG for the processing of animal waste generated by Customer's dairy;

   NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, CSMG, for itself, its sub-contractors, successors and assigns, and Customer, for itself, its successors and assigns do hereby agree as follows:

   1. Escrow Deposit. Customer, contemporaneously with the execution of this Agreement, shall deposit and pay into escrow with LAND TITLE AND ESCROW, 237 N. Lincoln, Jerome, Idaho the sum of FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00). Said FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) or portions thereof shall be returned to Customer or disbursed to CSMG as hereinafter provided. Customer and CSMG agree that the cost of said escrow shall be shared and paid equally.

2. CSMG Financing. Upon the execution of this Agreement by the parties hereto, CSMG shall forthwith seek and use its good faith best efforts to obtain the necessary funding from or through a leasing or financing company for the capital expenditures, costs and expenses to be incurred and paid by it to fulfill its duties and obligations pursuant to and under this Agreement. Customer hereby agrees to cooperate with CSMG in its efforts to obtain said necessary financing. Customer's cooperation shall include responding to reasonable requests from CSMG for the leasing and financing companies; provided, however, Customer shall have no obligation hereunder to prepare or cause to be prepared financial statements or financial documentation relative to its dairy

AGREEMENT -Page I -

                                                                    Exhibit 10.7
                                                               Page 1 of 9 Pages
operation that does not exist as of the date hereof CSMG hereby agrees that any and all financial statements and information disclosed by Customer to either CSMG or the leasing or financing companies shall be held strictly confidential and is not to be released, disclosed or otherwise disseminated without the express consent of Customer. In the event CSMG is unable to secure said necessary financing within fifteen (15) business days from the date of CSMG's receipt of all requested financial information, this Agreement may be terminated and cancelled by Customer, and Customer shall have returned to it the FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) deposited and paid into escrow with LAND TITLE AND ESCROW, 237 N. Lincoln, Jerome, Idaho. In such event, CSMG hereby agrees to release or otherwise cause the release of the FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) to Customer.

3. Construction of Plant. Upon CSMG securing the necessary financing for the capital expenditures, costs and expenses to be incurred and paid by it to fulfill its duties and obligations pursuant to and under this Agreement, CSMG agrees to construct the Plant on Customer's real property, including, but not limited to providing any and all materials and labor needed for and to construct the Plant, securing any and all necessary governmental permits and complying with any and all applicable Federal, State, County and Municipal fire, safety, zoning, building and environmental codes and regulations and any other applicable laws, statutes, ordinances and regulations as follows.

a. Within four (4) weeks from the date of financing approval, CSMG shall transport or cause to be transported to Customer's location its necessary agents, engineers, specialists, or employees to begin the development of a site specific plan and specifications for the Plant at Customer's location. Within an additional four (4) weeks thereafter, CSMG shall prepare and present to Customer written definite and firm plans and specifications for the Plant at Customer's location. Said written definite and firm plans and specifications shall include the specific location of and area for the Plant on Customer's real property, the specific benefits to be realized by Customer from the operation of the Plant and the Process, the capacity of the Plant with regard to the Process, the monthly fee to be charged by CSMG to Customer for the Process, and the point of construction of the Plant that constitutes the completion of one-half (1/2) of the construction of the Plant.

b. Within five (5) working days, after review and consideration by Customer of said written definite plans and specifications, Customer must elect to either cancel and terminate this Agreement or proceed with the construction of the Plant.

(i) In the event Customer elects to terminate this Agreement, TEN

THOUSAND AND 00/100 DOLLARS ($10,000.00) of the FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) deposited and paid into escrow with LAND TITLE AND ESCROW, 237 N. Lincoln, Jerome, Idaho shall, within five (5) working days of Customer's election to terminate, be released and paid to CSMG, and the remaining FORTY THOUSAND AND 00/100 DOLLARS ($40,000.00) shall be released and returned to Customer. In such event, CSMG and Customer hereby agree to release or otherwise cause the release of said sums to the party entitled thereto.

AGREEMENT - Page 2.

                                                                    Exhibit 10.7
                                                               Page 2 of 9 Pages

(ii) In the event Customer elects to proceed with the construction of the Plant,

within five (5) working days of Customer's election to proceed, TWENTY FIVE THOUSAND AND 00/ 100 DOLLARS ($25,000. 00) of the FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) deposited and paid into escrow with LAND TITLE AND ESCROW, 237 N. Lincoln, Jerome, Idaho shall be released and paid to CSMG, and the remaining TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($25,000.00) shall remain in escrow. In such event, Customer hereby agrees to release or otherwise cause the release of said sum to CSMG.

(c) In the event Customer elects to proceed with the construction of the Plant, CSMG shall forthwith proceed with securing all necessary governmental permits and construction of the Plant on Customer's designated real property. Subject to delays caused by strikes, wars, or acts of God CSMG shall complete construction of the Plant on Customer's designated real property on or before eleven (11) months from the date of Customer's election to proceed. At such time that the construction of the Plant is one-half (1/2) completed the remaining TWENTY FIVE THOUSAND AND 00/100 ($25,000.00) held in escrow at LAND TITLE AND ESCROW, 237 N. Lincoln, Jerome, Idaho shall be released and paid to CSMG. One-half (1/2) completion of the construction of the plant shall meari that point of construction of the Plant identified in the written definite and firm plans and specifications for the Plant at Customer's location as constituting the completion of one-half (1/2) of the construction of the Plant.

(d) Customer hereby agrees to cooperate with CSMG in its efforts to obtain and secure the necessary governmental permits and approval for the construction of the Plant and operation of the Process, including providing to CSMG information reasonably necessary to secure said permits and approval.

4. Location of Plant on Customer's Real Property. As part of Customer's review and consideration of the definite plans and specifications for the Plant and subject to termination and cancellation of this Agreement by Customer as provided herein, CSMG and Customer shall mutually agree upon the specific location of and area for the Plant on Customer's real property. The mutually agreed upon location of and area for the Plant is hereinafter referred to as the "Designated Property." Customer agrees to lease the Designated Property to CSMG for ONE DOLLAR AND 00/100 ($1.00) per year for the entire term of this Agreement, and for the term of any renewals hereof. As part of said lease of the Designated Property to CSMG, CSMG shall possess the right of ingress and egress for CSMG to remove the solid waste by-products generated by the Plant and the Process. CSMG shall not permit any lien or encumbrance to attach to, against or upon the Designated Property. Customer shall warrant, and subject to termination and cancellation of this Agreement by Customer as provided herein does hereby warrant unto CSMG full and free ingress and egress to the Designated Property for purpose of the operation of the Plant and the Process. Customer shall warrant, and subject to termination and cancellation of this Agreement by Customer as provided herein does hereby warrant unto CSMG that the Designated Property shall be free and clew of any and all liens or encumbrances that interfere with the operation of the Plant or the Process.

AGREEMENT - Page 3.

                                                                    Exhibit 10.7
                                                               Page 3 of 9 Pages

5. Taxes. Assessments and Utilities. Customer shall be responsible for and shall pay all property taxes that-may be imposed against or upon the Designated Property during the term of this Agreement. CSMG shall be responsible for and shall pay any and all municipal, county and state taxes assessed during the term of this Agreement against any leasehold interest or any personal property of any nature or kind, owned by or placed in, upon or about the Designated Property by CSMG, and shall also pay any and all taxes of every nature which may be imposed with respect to the operation of the Plant by CSMG in or fro. the Designated Property. CSMG shall be responsible for and shall pay all utility expenses and charges of every nature accruing by reason of C SMG's use and occupancy of the Designated Property and the operation of the Plant, including, but not limited to, water, sewer, trash, telephone, electricity and heating.

6. Monthly Fee Charged to Customer. As part of Customer's review and consideration of the written definite plans and specifications for the Plant in accordance with subparagraph 3.b. hereinabove, and subject to termination and cancellation of this Agreement by Customer as provided herein, CSMG and Customer shall mutually agree upon the monthly fee to be charged to Customer for the Process. Upon CSMG and Customer mutually agreeing upon the monthly fee to be charged to Customer for the Process, they shall enter into an addendum to this Agreement memorializing the monthly fee to be charged to Customer during the term of this Agreement.

7. Repayment of $50,000.00 Deposited into Escrow. Upon full funding of the necessary funding from or through a leasing or financing company for the capital expenditures, costs and expenses to be incurred and paid by CSMG to fulfill its duties and obligations pursuant to and under this Agreement, Customer shall have the option of either full reimbursement from CSMG of the FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) paid and deposited into escrow or application and credit of said amount toward the monthly fee to be charged Customer by CSMG for the Process.

8. Warranties of Plant and Process. Upon complete construction of the Plant at the Designated Property, CSMG shall fully and adequately test the Plant in order to be able to warrant to Customer that the Plant is free from defect in material, design or workmanship, and the Process is fully operational in accordance with the written definite and firm plans and specifications for the Plant. Upon completion of said test and certification from engineers that the plant is free from defects in material, design, and workmanship, and the Process is fully operational in accordance with the written definite and firm plans and specifications for the Plant, CSMG shall hereby warrant -to Customer that the Plant is free from defect in material, design or workmanship, and the Process is fully operational in accordance with the written definite and firm plans and specifications for the Plant.

9. Operation of Plant. CSMG agrees to operate the Plant on Customer's real property, and to keep the Plant in good working order and repair, and to maintain the Process as fully operational in accordance with the written definite and firm plans and specifications for the Plant, subject to mechanical failures or breakdowns occasioned from the normal operation of the Plant, strikes, wars, acts of God and occurrences not within the control of CSMG. Customer agrees to cooperate fully in good faith with CSMG in dealing with any disruption of the Process at the Plant and to take all reasonable action as requested by CSMG in the resolution of such disruptions as may be necessary on the part of Customer. CSMG shall use its best efforts to install upgrades to the Plant

AGREEMENT - Page 4.

                                                                    Exhibit 10.7
                                                               Page 4 of 9 Pages
and the Process' from CSMG designers, engineers, and scientists and as they become available from they are mutually agreed to by Customer and CSMG.

10. Animal Waste. When the Plant is certified by engineers as being in compliance with all necessary government permits, plans, and specifications as well as being in good working order, and the Process is fully operational in accordance with the written definite and firm plans and specifications for the Plant, Customer agrees to furnish to CSMG not more than all of the animal wastes of the number of animals for which the plant was designed to process, but in no event more than the total amount of animal wastes produced by Customer's dairy operation for which the CSMG and Customer agree the Plant is to service. All solid by-products generated by the Plant and the Process waste treatment facility shall be the property of CSMG, and Customer does hereby grant to CSMG the right to all such solid by-products, compost, or other solid materials generated by such plant. Customer shall have all rights to any non-solid by-products such as liquid or gas results of the Process but only in excess of that necessary to operate the plant. CSMG hereby agrees to properly remove such solid waste by-products on a regular basis but not less than every THIRTY (30) days.

11. Payment of Monthly Fee, Commencing on the first day of the month following the Plant being certified by engineers as being in compliance with all necessary government permits, plans, and specifications as well as being in good working order, and the Process is fully operational in accordance with the written definite and firm plans and specifications for the Plant, Customer agrees to pay to CSMG the monthly fee to be charged to Customer for the Process, to which Customer and CSMG have mutually agreed in accordance with paragraph 6, hereinabove. Said monthly payments shall be made by Customer on or before the first day of each month during the term of this Agreement.

12. Ter.. This Agreement shall be for a term of TEN (10) years, commencing as of the first day of the month following the Plant's certification by engineers as being in compliance with all government permits, plans, and specifications as well as being in good working order, and the Process is fully operational in accordance with the written definite and firm plans and specifications for the Plant.

Following the initial TEN (10) year term of this Agreement or any renewal thereof, Customer may either purchase the Plant at a sales price negotiated and agreed upon by CSMG and Customer or, at Customers option, renew this Agreement for successive terms of TEN (10) yews.

13. Default by Customer. In the event Customer defaults in any of its monthly payments or other obligations as set forth herein, then CSMG may immediately cease operation of the Process and CSMG shall be entitled to dismantle and remove the Plant from the Designated Property; provided, however, prior to dismantle and removal of the Plant from the Designated Property CSMG shall first give Customer thirty (30) days written notice of the matters in which it is in default and the opportunity to cure such default within said notice period. Such notice shall be given in writing, prepared by CSMG or CSMG's agents, and delivered to Customer. Such delivery of the said written notice shall be by personal service, by mailing to Customer via Certified Mail, or by facsimile transmission with said notice being mailed to Customer via Certified Mail. CSMG shall have the right of full access to the Designated Property as is necessary to effectuate such dismantlement and removal of the Plant.

AGREEMENT - Page 5.

                                                                    Exhibit 10.7
                                                               Page 5 of 9 Pages

14. Default by CSMG. In the event the Process ceases for a period in excess of twenty four (24) consecutive hours, Customer may immediately cease making the monthly payments to CSMG and Customer's monthly payments or prorated portion thereof shall abate. Customer's obligation to make the monthly payments to CSMG shall resume upon the restart of the Process.

in the event CSMG fails to restart the Process within a period of thirty (30) consecutive days from the cessation of the Process, the Customer shall have the right to declare CSMG in default of this Agreement and have CSMG dismantle and remove the Plant from the Designated Property; provided, however, prior to Customer exercising its right to have CSMG dismantle and remove the Plant from the Designated Property Customer shall give CSMG thirty (30) days written notice of the default and the opportunity to cure the default within thirty (30) days of receipt of said notice. Such notice shall be given in writing, prepared by Customer or Customer's agents, and delivered to CSMG. Such delivery of the said written notice shall be by personal service, by mail to CSMG via Certified Mail, or by facsimile transmission with said notice being mailed to CSMG via Certified Mail.

In the event CSMG defaults in any of its obligations as set forth herein, other than cessation of the Process, Customer shall first give CSMG thirty (30) days written notice of the matters in which it is in default and the opportunity to cure such default within thirty (3 0) days of receipt of said notice. Such notice shall be given in writing, prepared by Customer or Customer's agents, and delivered to CSMG. Such delivery of the said written notice shall be by personal service, by mail to CSMG via Certified Mail, or by facsimile transmission with said notice being mailed to CSMG via Certified Mail.

15. Termination of Agreement. At the end of the initial term or any renewed term of this Agreement, CSMG shall, unless the Plant is sold to Customer, within thirty (30) days thereafter begin to dismantle and remove the Plant from the Designated Property. CSMG shall have the full right of access to the Designated Property as is necessary to effectuate such dismantlement and removal.

16. Risk of Loss. CSMG agrees that the risk of loss due to loss by fire or other casualty to the Plant, its equipment or otherwise property shall remain with CSMG during the term of this Agreement.

17. Indemnification. CSMG agrees to indemnify, save and hold harmless Customer its officers, directors, partners, employees and agents, and its successors, heirs and assigns, from and against any and all claims, liability, damage, judgment, penalty, fine, cost, loss or expenses, including reasonable attorney fees and costs, all of which arise from or relate to the Plant, the Process, its occupation and use of the Designated Property, and its failure to comply with any and all applicable and governing Federal, State, County, and Municipal statutes, regulations and otherwise laws by reason of CSMG's operation of the Plant, the Process or occupation and use of the Designated Property including, but not limited to fire, safety, zoning, building codes and regulations, and environmental laws, statutes and regulations.

Customer agrees to indemnify, save and hold harmless CSMG, its officers, directors, employees and agents, and their successors, heirs and assigns, from and against any and all claims, liability, damage, judgment, penalty, fine, cost, loss or expenses, including reasonable attorney fees and costs, all of which are caused directly and proximately from Customer's, its officers, directors, partners, employees and agents negligence.

AGREEMENT - Page 6.

                                                                    Exhibit 10.7
                                                               Page 6 of 9 Pages

18. Resolution of Disputes. The parties shall use their best endeavors to settle my dispute or controversy or claim arising out of or relating to this Agreement. To this effect, the parties shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to both parties. If the parties cannot reach a solution within a period of thirty (30) days, then the dispute shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association. The Arbitration Tribunal shall be formed of one arbitrator to be selected by CSMG and one arbitrator to be selected by Customer with the two selected arbitrators selecting a third arbitrator among themselves. The arbitration shall take place in a mutually agreeable location in the state of Idaho. Judgment entered upon the award rendered may be entered into any court having jurisdiction or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof as the case may be. This paragraph provides the sole recourse for the settlement of any dispute, controversy, or claim arising out of or relating to this Agreement.

19. Assignment of Agreement. CSMG shall possess the right to assign this Agreement to a third party leasing or financing company, its subsidiary animal waste company and/or local operating management company; provided, however, such assignee is qualified to operate the Plant. Notwithstanding the assignment of this Agreement, CSMG shall remain liable to Customer for the duties and obligations herein.

20. No Agency Relationship Created. This Agreement does not make either party the employee, agent, or legal representative of the other for any purpose whatsoever. Neither party is granted my right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Neither party shall act or represent itself or suffer or allow anyone else to hold themselves out as an agent or employee of the party. Neither party shall have authority, express or implied, to make any representations or statements on behalf of the other party .

21. Notice. For purposes of notification pursuant to this Agreement, all notice requests, consents, demands, waivers, or other communications hereunder shall be in writing and shall be mailed via Certified Mail, or sent by facsimile transmission with said notice being mailed via Certified Mail to the respective parties hereto at the following address and/or facsimile numbers, or otherwise personally delivered:

Notices to CSMG shall be delivered to:

Consortium Services Management Group 500 N. Shoreline, 701 N. Tower Corpus Christi, Texas 78471 Facsimile (361) 884-0792

With a copy to:

F. Edward Barker

Edward Barker & Associates

AGREEMENT -Page 7.

                                                                    Exhibit 10.7
                                                               Page 7 of 9 Pages

800 N. Shoreline,  Ste. 2 100 South Corpus Christi,  Texas 78401-3700  Facsimile
(361) 882-9437

All notices to Customer shall be delivered to:

Aardema Dairy c/o Donald J. Aardema 144 West 400 South Jerome, Idaho 83333 Facsimile (208) 324-7328

The parties may at any time designate by like notice hereunder other addresses to which notices and other communications should be transmitted.

22. Time. Time is agreed to be of the essence of this Agreement.

23. Severabilily. In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or are otherwise unenforceable -der the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, and such invalidity or unenforceability shall not invalidate this Agreement or any of the other terms of this Agreement, and this Agreement shall continue in full force and effect, -less the invalidity or unenforceability of any such provisions hereof adversely affect the receipt of any material benefit of either party hereunder, does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.

24. Counterparts to Agreement. This Agreement may be executed in counterparts and each such counterpart shall be deemed an original hereof.

25. No Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

26. Fees and Costs. In the event that CSMG or Customer shall be required to secure legal services or advice to enforce any of their respective rights, duties or obligations hereunder, with or without litigation, the successful party with respect to such enforcement shall be entitled to recover, in addition to all other remedies, reasonable attorney fees and costs.

27. Binding Effect. The provisions of this Agreement shall bind and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

28. Entire Agreement. This agreement contains the entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement, or understanding pertaining to any such matter, shall be effective for any purpose. No provision of the Agreement

AGREEMENT - Page 8.


                                                                    Exhibit 10.7
                                                               Page 8 of 9 Pages
may be amended or added to, except by an agreement in writing signed by the parties hereto, or their respective successors-in-interest.

29. Construction of Agreement. All portions of this Agreement shall be construed under the laws of the state of Idaho

IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

CONSORTIUM SERVICE MANAGEMENT Aardema Dairy GROUP, INC. By By Donald Robbins Donald J. Aardema Its President

AGREEMENT - Page 9.


                                                                    Exhibit 10.7
                                                               Page 9 of 9 Pages